                                                             Exhibit 23
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                    CONSENT OF INDEPENDENT ACCOUNTANTS
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We consent to the incorporation by reference in the registration statement of Liberty National Bancorp, Inc., and Subsidiaries on
Form S-8 (File No. 2-83421, No. 33-4363 and No. 33-52275) of our
report dated January 11, 1994 on our audits of the consolidated balance sheets as of December 31, 1993 and 1992, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended
December 31, 1993, which report is included in this Annual Report on Form 10-K.


/s/ COOPERS & LYBRAND
Louisville, Kentucky
March 16, 1994